UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729		33729
(Address of principal executive offices)		(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 18, 2012.

(b) The matters on which the shareholders voted, in person or by proxy, were (i) to elect nine directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Patrick Bousquet-Chavanne	52,063,078	1,001,043	2,233,925
Michael C. Boyd	52,063,055	1,001,066	2,233,925
William Costello	52,064,432	999,689	2,233,925
James M. Follo	52,063,681	1,000,440	2,233,925
Mindy Grossman	52,063,068	1,001,053	2,233,925
Stephanie Kugelman	52,063,421	1,000,700	2,233,925
Arthur C. Martinez	49,016,076	4,048,045	2,233,925
Thomas J. McInerney	41,733,300	11,330,821	2,233,925
John B. (Jay) Morse, Jr.	52,063,500	1,000,621	2,233,925

As a result of these votes, each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
55,270,041	24,290	3,715	0

The shareholders approved Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.
Dated: May 18, 2012
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Executive Vice President and
Chief Financial Officer

3